Filed Pursuant to Rule 424(b)(3)
Registration Statement No. 333-224389

PROSPECTUS SUPPLEMENT NO. 2

(to Prospectus filed July 30, 2018, as supplemented by Prospectus Supplement No. 1 dated March 19, 2019)

16,286,645 Perth Mint Physical Gold ETF Shares

PERTH MINT PHYSICAL GOLD ETF

This Prospectus Supplement No. 2 (“Supplement No. 2”) supplements and amends our Prospectus filed July 30, 2018 (the “Prospectus”), as supplemented by Prospectus Supplement No. 1 dated March 19, 2019. Supplement No. 2 includes the quarterly report on Form 10-Q filed by the Registrant for the period ended March 31, 2019. Supplement No. 2 should be read together with the Prospectus.

Shares of the Perth Mint Physical Gold ETF are listed on NYSE Arca under the symbol “AAAU.”

Investing in the Shares involves significant risks. See “Risk Factors” starting on page 17 of the Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities offered or determined if the Prospectus or this Prospectus Supplement No. 2 is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement No. 2 is May 17, 2019.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

☒	Quarterly report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

for the quarterly period ended March 31, 2019

☐	Transition report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

for the transition period from________ to ________

Commission file number: 001-38620

PERTH MINT PHYSICAL GOLD ETF
SPONSORED BY gold corporation AND Exchange Traded Concepts, LLC

(Exact Name of Registrant as Specified in Its Charter)

New York	61-1848163
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

c/o Exchange Traded Concepts, LLC

2 Hanson Place
Brooklyn, New York 11217
(Address of Principal Executive Offices)

(718) 315-5013

(Registrant’s Telephone Number, Including Area Code)

Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒    No ☐

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T during the preceding 12 months (or for such shorter period that the registrant was required to submit such files).
Yes ☒    No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Perth Mint Physical Gold ETF	AAAU	NYSE Arca

As of May 8, 2019, Perth Mint Physical Gold ETF had 8,300,000 shares outstanding.

Perth Mint Physical Gold ETF

PART I—FINANCIAL INFORMATION

Perth Mint Physical Gold ETF

Part 1.        FINANCIAL INFORMATION

Item 1. Unaudited Financial Statements

Perth Mint Physical Gold ETF

Statements of Assets and Liabilities

	March 31, 2019	December 31, 2018
	(unaudited)
Assets
Investment in gold, at fair value (cost $101,457,674 and $84,101,796 at March 31, 2019 and December 31, 2018, respectively)	$107,412,899	$89,026,308
Total assets	107,412,899	89,026,308

Liabilities
Custodial Sponsor fee payable	16,118	12,698
Total liabilities	16,118	12,698

Net assets	$107,396,781	$89,013,610

Shares issued and outstanding (unlimited number of shares authorized, no par value)	8,300,000	6,950,000
Net asset value per share	$12.94	$12.81

See notes to unaudited financial statements.

Perth Mint Physical Gold ETF

Statement of Operations

Three Months Ended March 31, 2019*
(unaudited)

Expenses
Custodial Sponsor fee	$(45,346)
Total Expenses	(45,346)
Net investment loss	(45,346)

Net realized and unrealized gain (loss)
Net realized gain (loss) on gold transferred to pay expenses	999
Change in unrealized appreciation/depreciation on investment in gold	1,030,713
Net realized and unrealized gain (loss) from operations	1,031,712

Net Income	$986,366
Net income per share	$0.13
Average number of shares (in 000s)	7,788

* No comparative financial statements have been provided as the Trust’s operations commenced on July 26, 2018.

See notes to unaudited financial statements.

Perth Mint Physical Gold ETF

Statement of Changes in Net Assets

Three Months Ended March 31, 2019*
(unaudited)

Net Assets - beginning of period	$89,013,610
Creations	17,396,805
Net investment loss	(45,346)
Net realized gain (loss) from gold transferred to pay expenses	999
Change in unrealized appreciation/depreciation on investment in gold	1,030,713
Net Assets - end of period	$107,396,781

* No comparative financial statements have been provided as the Trust’s operations commenced on July 26, 2018.

See notes to unaudited financial statements.

Perth Mint Physical Gold ETF

Financial Highlights

Three Months Ended March 31, 2019*
(unaudited)

Per Share Performance (for a share outstanding throughout each period)
Net asset value per share, beginning of period	$12.81

Net investment loss (a)	(0.01)
Net realized and unrealized gain (loss) on investment in gold	0.14
Change in net assets from operations	0.13
Net asset value per share, end of period	$12.94

Total return, at net asset value (b)	1.03%
Net assets ($000s)	$107,397

Ratio to average net assets (c)
Net investment loss	(0.18)%
Total expenses	(0.18)%

* No comparative financial statements have been provided as the Trust’s operations commenced on July 26, 2018.

(a)	Calculated using average shares outstanding.
(b)	Not Annualized.
(c)	Annualized.

See notes to unaudited financial statements.

Perth Mint Physical Gold ETF

Schedules of Investments

March 31, 2019 (unaudited)

	Ounces	Cost	Fair Value	% of Net Assets
Investment in Gold	82,918.7	$101,457,674	$107,412,899	100.00%
Total Investments		$101,457,674	$107,412,899	100.00%
Liabilities in excess of other assets			(16,118)	0.00	%(a)
Net Assets			$107,396,781	100.00%

December 31, 2018
	Ounces	Cost	Fair Value	% of Net Assets

Investment in Gold	69,462.3	$84,101,796	$89,026,308	100.00%
Total Investments		$84,101,796	$89,026,308	100.00%
Liabilities in excess of other assets			(12,698)	0.00	%(a)
Net Assets			$89,013,610	100.00%

(a) Amount is less than 0.005%.

See notes to unaudited financial statements.

Perth Mint Physical Gold ETF

Notes to Unaudited Financial Statements

1. ORGANIZATION

Perth Mint Physical Gold ETF (the “Trust”) is an investment trust formed on July 26, 2018 under New York law pursuant to a Depository Trust Agreement (the “Trust Agreement”). The Trust issues Perth Mint Physical Gold ETF Shares (the “shares”), which represent units of fractional undivided beneficial interest in the Trust. Gold Corporation (the “Custodial Sponsor”) and Exchange Traded Concepts, LLC (the “Administrative Sponsor” and, together with Custodial Sponsor, the “Sponsors”) are the sponsors of the Trust. The Custodial Sponsor has agreed to assume the payment of expenses incurred by the Trust, subject to a Fee Cap, except for certain expenses such as litigation expenses, taxes and other governmental charges, and extraordinary expenses. In addition, the Custodial Sponsor may perform assaying of gold and other services relating to the safe custody of gold held by the Trust, as necessary. Apart from its service as Custodial Sponsor, and pursuant to separate custodial agreements with the Trustee (defined below), Gold Corporation is responsible for holding the Trust’s gold as well as receiving and converting allocated and unallocated gold on behalf of the Trust. The Administrative Sponsor generally oversees the performance of The Bank of New York Mellon (the “Trustee”) and the Trust’s principal service providers, and is responsible for preparing or causing to be prepared financial statements and certain periodic reports for the Trust, among other things. The Trustee is responsible for the day-to-day administration of the Trust.

Gold Corporation, trading as the Perth Mint, is a Western Australian Government-owned statutory body corporate established under the Gold Corporation Act 1987 (Western Australia) (the “Gold Corporation Act”). Under section 22 of the Gold Corporation Act, the payment of the cash equivalent of gold due, payable and deliverable by the Custodial Sponsor under the Gold Corporation Act (including gold held by the Custodial Sponsor for the benefit of the Trust) is guaranteed by the Treasurer of Western Australia, in the name and on behalf of the Crown in right of the State of Western Australia (the “Government Guarantee”). The Government Guarantee is subject to the claims-paying ability of the Government of Western Australia.

Physical gold that the Trust holds includes London Bars (as defined in the Trust Agreement) and other gold products having a gold purity of at least 99.5% (including but not limited to coins, cast bars and minted bars). The Trust issues shares in blocks of 50,000 shares called “Baskets” in exchange for gold from certain registered broker-dealers or other securities market participants (the “Authorized Participants”), which is then allocated as physical gold and safely stored by Gold Corporation, in its capacity as custodian of the Trust’s Gold (the “Custodian”). The Trust issues and redeems Baskets on an ongoing basis at net asset value (“NAV”) to and from Authorized Participants who have entered into a contract with the Administrative Sponsor and the Trustee. Investors may request to take delivery of physical gold in exchange for their shares, at their option, by submitting their shares to the Custodial Sponsor in exchange for physical gold.

Virtu Financial BD LLC is the initial Authorized Participant and contributed 1,000 ounces of gold in exchange for 100,000 shares on July 24, 2018. At contribution, the value of the gold deposited with the Trust was based on the price of an ounce of gold of $1,228.35. The price of an ounce of gold was determined consistent with the method described in Note 2.2. The Trust commenced operations on July 26, 2018.

The primary objective of the Trust is to provide investors with an opportunity to invest in gold through the shares the Trust issues, referred to as Perth Mint Physical Gold ETF Shares, and have the gold securely stored by the Custodial Sponsor. An additional objective of the Trust is for the shares to reflect the performance of the price of gold less the expenses of the Trust’s operations. The Trust is not actively-managed. The shares trade on the NYSE Arca Marketplace (“NYSE Arca”) under the symbol “AAAU.”

The Trust’s fiscal year-end is December 31.

The statements of assets and liabilities and schedule of investment at March 31, 2019 and the statements of operations and of changes in net assets for the period ended March 31, 2019 have been prepared on behalf of the Trust and are unaudited. In the opinion of management of the Administrative Sponsor of the Trust, all adjustments (which include normal recurring adjustments) necessary to present fairly the financial position and results of operations for the period ended March 31, 2019 have been made.

2. SIGNIFICANT ACCOUNTING POLICIES

In preparing financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”), management of the Administrative Sponsor makes estimates and assumptions that affect the reported amounts of assets, liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amount of revenue and expenses reported during the period. Actual results could differ from these estimates.

The following is a summary of significant accounting policies followed by the Trust.

2.1. Basis of Presentation

The Administrative Sponsor has determined that the Trust falls within the scope of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 946, Financial Services — Investment Companies, and has concluded that for reporting purposes, the Trust is classified as an Investment Company. The Trust is not registered as an investment company under the Investment Company Act of 1940 and is not required to register under such act.

2.2. Valuation of Gold

The Trust follows the provisions of ASC 820, Fair Value Measurements (“ASC 820”). ASC 820 provides guidance for determining fair value and requires increased disclosure regarding the inputs to valuation techniques used to measure fair value. ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

Gold is held by the Custodial Sponsor, as custodian on behalf of the Trust, at Gold Corporation’s vaulting facilities, generally in Perth Australia, or such other locations where the Custodial Sponsor may maintain vaulting facilities from time to time. Gold is initially and subsequently recognized at its fair value, based on the London Bullion Market Association (“LBMA”) PM Gold Price.

The LBMA PM Gold Price is set at 15:00 London time via an auction independently operated and administered by ICE Benchmark Administration (IBA). The price is set in US dollars per fine troy ounces.

On each business day that the NYSE Arca is open for regular trading, as promptly as practicable after 4:00 p.m. New York time, the Trustee will value the gold held by the Trust and will determine the Net Asset Value of the Trust. The Net Asset Value of the Trust is the aggregate value of gold and other assets, if any, of the Trust (other than any amounts credited to the Trust’s reserve account, if any) and cash, if any, less liabilities of the Trust, which include estimated accrued but unpaid fees, expenses and other liabilities. All gold is valued based on its fine ounce content, calculated by multiplying the weight of gold by its purity. The same methodology is applied independent of the type of gold held by the Trust; similarly, the value of up to 430 fine ounces of unallocated gold the Trust may hold is calculated by multiplying the number of fine ounces with the price of gold determined by the Trustee as follows: the Trustee values the gold held by the Trust based on the LBMA PM Gold Price, or the LBMA AM Gold Price, if such day’s LBMA PM Gold Price is not available. If no LBMA Gold Price is available for the day, the Trustee will value the Trust’s gold based on the most recently announced LBMA PM Gold Price or LBMA AM Gold Price. If the Custodial Sponsor determines that such price is inappropriate to use, it shall identify an alternate basis for evaluation to be employed by the Trustee. The Custodial Sponsor may instruct the Trustee to use a different publicly available price that the Custodial Sponsor determines to fairly represent the commercial value of the Trust’s gold. Neither the Trustee nor the Sponsors are liable to any Person for the determination that the most recently announced LBMA PM Gold Price (or other benchmark price) is not appropriate as a basis for evaluation of the gold held or receivable by the Trust or for any determination as to the alternative basis for evaluation, provided that such determination is made in good faith. Once the value of gold has been determined, the Trustee will subtract all estimated accrued but unpaid fees, expenses and other liabilities of the Trust from the total value of gold and any other assets of the Trust (other than any amounts credited to the Trust’s reserve account), including cash, if any. The resulting figure is the Net Asset Value of the Trust. The Trustee will also determine the Net Asset Value per share by dividing the Net Asset Value of the Trust by the number of shares outstanding as of the close of trading on the NYSE Arca (which includes the net number of any shares deemed created or redeemed on such evaluation day).

ASC 820 establishes a hierarchy that prioritizes inputs to valuation techniques used to measure fair value. The three levels of inputs are:

Level 1: Unadjusted quoted prices in active markets for identical assets or liabilities that the Trust has the ability to access.

Level 2: Observable inputs other than quoted prices included in Level 1 that are observable for the asset or liability either directly or indirectly. These inputs may include quoted prices for the identical instrument on an inactive market, prices for similar instruments and similar data.

Level 3: Unobservable inputs for the asset or liability to the extent that relevant observable inputs are not available, representing the Trust’s own assumptions about the assumptions that a market participant would use in valuing the asset or liability, and that would be based on the best information available.

The Trustee categorizes the Trust’s investment in gold as a Level 1 asset within the ASC 820 hierarchy. There were no transfers between Level 1 and other Levels for the period ended March 31, 2019.

2.3. Expenses, realized gains and losses

The Trust’s only ordinary recurring fee is expected to be the fee paid to the Custodial Sponsor, which will accrue daily at an annualized rate equal to 0.18% of the daily Net Asset Value of the Trust, paid monthly in arrears (the “Custodial Sponsor Fee”). The Custodial Sponsor Fee is accrued in and payable in gold. The Custodial Sponsor Fee is subsequently measured at the fair value of gold accrued with any gain or loss recorded in the Statement of Operations. Realized gains and losses result from the transfer of gold for share redemptions and are recognized on a trade date basis as the difference between the fair value and cost of gold transferred.

2.4. Gold Receivable and Payable

Gold receivable or payable represents the quantity of gold covered by contractually binding orders for the creation or redemption of Shares respectively, where the gold has not yet been transferred to or from the Trust’s account. Generally, ownership of the gold is transferred within two business days of the trade date.

2.5. Creations and Redemptions of Shares

The Trust issues and redeems shares in one or more blocks of 50,000 shares (a block of 50,000 shares is called a “Basket”) only to Authorized Participants. The creation and redemption of Baskets will only be made in exchange for the delivery to the Trust or the distribution by the Trust of the amount of gold represented by the Baskets being created or redeemed, the amount of which will be based on the combined fine ounces represented by the number of shares included in the Baskets being created or redeemed determined on the day the order to create or redeem Baskets is properly received.

Orders to create or redeem Baskets may be placed only by Authorized Participants. An Authorized Participant must: (1) be a registered broker-dealer or other securities market participant, such as a bank or other financial institution, which, but for an exclusion from registration, would be required to register as a broker-dealer to engage in securities transactions, (2) be a participant in DTC, and (3) have an agreement with Gold Corporation, as the Trust’s custodian, or a LBMA gold clearing bank approved by Gold Corporation establishing an account or have an existing account meeting certain standards. To become an Authorized Participant, a person must enter into an Authorized Participant Agreement with the Administrative Sponsor and the Trustee. The Authorized Participant Agreement provides the procedures for the creation and redemption of Baskets and for the delivery of the gold required for such creations and redemptions. The Authorized Participant Agreement and the related procedures attached thereto may be amended by the Trustee and the Administrative Sponsor, without the consent of any investor or Authorized Participant. A transaction fee of $500 will be assessed on all creation and redemption transactions and paid to the Trustee.

Authorized Participants who make deposits with the Trust in exchange for Baskets will receive no fees, commissions or other form of compensation or inducement of any kind from either a Sponsor or the Trust, and no such person has any obligation or responsibility to a Sponsor or the Trust to affect any sale or resale of shares.

Changes in the shares during the three months ended March 31, 2019 are:

Balance at December 31, 2018	6,950,000
Creations	1,350,000
Redemptions	—
Balance at March 31, 2019	8,300,000

2.6. Organizational Costs

The costs of the Trust’s organization are borne directly by the Custodial Sponsor. The Trust is not obligated to reimburse the Custodial Sponsor for these costs.

2.7. Income Taxes

The Trust is classified as a “grantor trust” for United States federal income tax purposes. As a result, the Trust itself is not subject to United States federal income tax. Instead, the Trust’s income, gain, losses, and expenses will “flow through” to the shareholders, and the Trustee reports these to the Internal Revenue Service on that basis.

The Sponsor evaluates tax positions taken or expected to be taken in the course of preparing the Trust’s tax returns to determine whether the tax positions are “more-likely-than-not” to be sustained by the applicable tax authority. Tax positions not deemed to meet that threshold would be recorded as an expense in the current year. The Trust is required to analyze all open tax years. Open tax years are those years that are open for examination by the relevant income taxing authority. As of March 31, 2019, the 2018 tax year is open for examination. There is no examination in progress at period end.

3. INVESTMENT IN GOLD

The following represents the changes in ounces of gold and the respective fair value during the three months ended March 31, 2019:

	Amount in ounces	Amount in US$
Opening balance	69,462.3	$89,026,308
Creations	13,488.5	17,396,805
Redemptions	—	—
Transfer of gold to pay expenses	(32.1)	(40,927)
Change in unrealized appreciation/depreciation on investment in gold	—	1,030,713
Balance at March 31, 2019	82,918.7	$107,412,899

4. RELATED PARTIES — CUSTODIAL SPONSOR, ADMINISTRATIVE SPONSOR, TRUSTEE, CUSTODIAN AND MARKETING FEES

A fee is paid to the Custodial Sponsor as compensation for services performed under the Trust Agreement. In exchange for the Custodial Sponsor’s fee, the Custodial Sponsor has agreed to assume and be responsible for the payment of the following expenses, up to a maximum amount equal to the greater of $500,000 per annum and the amount that is equal to 0.15% total value of the gold held by the Trust, as determined by the Trustee on each business day, plus the value of all other assets of the Trust (other than any amount credited to the Trust’s reserve account), including cash, if any (the “Fee Cap”): the Administrative Sponsor’s fee; fees for the Trustee’s ordinary services and reimbursement of its ordinary out-of-pocket expenses; the Custodian’s fees and expenses specified in the Custody Agreement that are assumed by the Custodial Sponsor (if any); ordinary bar allocation fees that are charged to the Custodian in connection with the Custodian’s acquisition of sufficient physical gold for allocation to the Trust Allocated Metal Account in connection with a Purchase Order; ordinary or customary insurance costs and transportation fees; allocation costs associated with the allocation and de-allocation of gold to and from the Trust; the marketing expenses of the Trust; the listing fees of the Trust on the NYSE Arca; registration fees associated with the Trust charged by the SEC; printing and mailing costs; expenses for the maintenance of any website of the Trust; audit fees and expenses; and routine legal fees and expenses associated with the ordinary course of the Trust’s operations. The Custodial Sponsor shall not be responsible for any other expenses, including litigation expenses associated with the Trust; taxes and other governmental charges; indemnification of the Trustee or the Administrative Sponsor pursuant to the Trust Agreement; any expenses that are in excess of the Fee Cap; extraordinary expenses incurred on behalf of the Trust; and otherwise as set forth in the Trust Agreement. The Custodial Sponsor’s fee is payable at an annualized rate of 0.18% of the Trust’s Net Asset Value, accrued in gold on a daily basis computed on the prior business day’s Net Asset Value and paid in gold monthly in arrears.

From time to time, the Custodial Sponsor may waive all or a portion of the Custodial Sponsor Fee at its discretion. The Custodial Sponsor is under no obligation to continue a waiver after the end of a stated period, and, if such waiver is not continued, the Custodial Sponsor Fee will thereafter be paid in full. Presently, the Custodial Sponsor does not intend to waive any of its fees.

Affiliates of the Trustee may from time to time act as Authorized Participants or purchase or sell gold or Trust shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

Investors may exchange their shares for gold by delivering their shares to Gold Corporation. The procedures for exchanging shares for gold are set forth in the Trust’s prospectus. Gold Corporation may decline to approve an investor’s application for an exchange of shares for gold for any reason, in its sole discretion. Further, Gold Corporation may suspend or reject the exchange of shares for gold during any period while regular trading on the NYSE Arca is suspended or restricted, in which an emergency exists that makes it reasonably impracticable to deliver, dispose of, or evaluate gold, or for such other period as Gold Corporation may deem necessary or advisable including due to the inability to transport gold or the lack of liquidity in the market. The delivery of gold in exchange for shares shall be suspended in the event Gold Corporation resigns as the Custodial Sponsor or if Gold Corporation is otherwise unable or unwilling to accept applications from investors to take delivery of gold.

5. CONCENTRATION OF RISK

The Trust’s sole business activity is the investment in gold bullion. Several factors could affect the price of gold: (i) global gold supply and demand, which is influenced by such factors as forward selling by gold producers, purchases made by gold producers to unwind gold hedge positions, central bank purchases and sales, and production and cost levels in major gold-producing countries, and new production projects; (ii) investors’ expectations regarding future inflation rates; (iii) currency exchange rate volatility; (iv) interest rate volatility; and (v) political, economic, global or regional incidents. In addition, there is no assurance that gold will maintain its long-term value in terms of purchasing power in the future. In the event that the price of gold declines, the Sponsors expect the value of an investment in the shares to decline proportionately. Each of these events could have a material effect on the Trust’s financial position and results of operations.

6. INDEMNIFICATION

The Trust Agreement provides that the Trustee, its directors, officers, employees, shareholders agents and affiliates (as defined under the Securities Act) shall be indemnified from the Trust and held harmless against any loss, liability or expense (including the reasonable fees and expenses of counsel) arising out of or in connection with the performance of its obligations under the Trust Agreement and under each other agreement entered into by the Trustee in furtherance of the administration of the Trust (including the Custody Agreement and any Authorized Participant Agreement, including the Trustee’s indemnification obligations under these agreements), or otherwise by reason of the Trustee’s acceptance or administration of the Trust to the extent such loss, liability or expense was incurred without (i) gross negligence, bad faith, willful misconduct or willful malfeasance on the part of such indemnified party in connection with the performance of its obligations under the Trust Agreement or any such other agreement, or any actions taken in accordance with the provisions of this Agreement or any such other agreement, or (ii) reckless disregard on the part of such indemnified party of its obligations and duties under the Trust Agreement or any such other agreement. Each indemnified party shall be indemnified from the Trust and held harmless against any loss, liability or expense (including the reasonable fees and expenses of counsel) arising out of or in connection with any services Gold Corporation may, directly or indirectly, separately offer or provide to any beneficial owner. Such indemnities shall include payment from the Trust of the reasonable costs and expenses incurred by such indemnified party in investigating or defending itself against any such loss, liability or expense or any claim therefor, provided that such indemnified party shall repay to the Trust the amount of any such reasonable costs and expenses paid by the Trust to the extent it may be ultimately determined that such indemnified party was not entitled to be indemnified under the Trust Agreement because clause (i) or clause (ii) of the sentence preceding the prior sentence applied. Any amounts payable to an indemnified party may be payable in advance or shall be secured by a lien on the Trust.

Each Sponsor and its members, managers, directors, officers, employees, agents and affiliates shall be indemnified from the Trust and held harmless against any loss, liability or expense (including the reasonable fees and expenses of counsel) arising out of or in connection with the performance of its obligations under the Trust Agreement and under each other agreement entered into by such Sponsor in furtherance of the administration of the Trust (including Authorized Participant Agreements to which the Administrative Sponsor is a party, including the Administrative Sponsor’s indemnification obligations thereunder) or any actions taken in accordance with the provisions of the Trust Agreement, to the extent such loss, liability or expense was incurred without (i) gross negligence, bad faith, willful misconduct or willful malfeasance on the part of such indemnified party in connection with the performance of its obligations under the Trust Agreement or any such other agreement or any actions taken in accordance with the provisions of the Trust Agreement, or any such other agreement or (ii) reckless disregard on the part of such indemnified party of its obligations and duties under the Trust Agreement, or any such other agreement. Each Sponsor (in the case of the Custodial Sponsor, in its capacity as Custodial Sponsor) and its members, managers, directors, officers, employees, agents and affiliates shall be indemnified from the Trust and held harmless against any loss, liability or expense (including the reasonable fees and expenses of counsel) arising out of or in connection with any services Gold Corporation may, directly or indirectly, separately offer or provide to any beneficial owner. Such indemnities shall include payment from the Trust of the reasonable costs and expenses incurred by such indemnified party in investigating or defending itself against any such loss, liability or expense or any claim therefor, provided that such indemnified party shall repay to the Trust the amount of any such reasonable costs and expenses paid by the Trust to the extent it may be ultimately determined that such indemnified party was not entitled to be indemnified under the Trust Agreement because clause (i) or clause (ii) of this paragraph applied.

In addition, the Trustee or a Sponsor may, in its sole discretion, undertake any action that it may deem necessary or desirable in respect of the Trust Agreement and in such event, the reasonable legal expenses and costs and other disbursements of any such actions shall be expenses and costs of the Trust and the Trustee or such Sponsor, as the case may be, shall be entitled to reimbursement by the Trust. The Trust’s maximum exposure under these arrangements is unknown as this would involve future claims that may be made against the Trust that have not yet occurred.

Item 2.	Management’s Discussion and Analysis of Financial Condition and Results of Operations

This information should be read in conjunction with the financial statements and notes included in Item 1 of Part I of this Form 10-Q. This Form 10-Q, including the exhibits hereto and the information incorporated by reference herein, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such forward-looking statements involve risks and uncertainties. All statements (other than statements of historical fact) included in this Form 10-Q that address activities, events or developments that may occur in the future, including such matters as future gold prices, gold sales, costs, plans, objectives, changes in commodity prices and market conditions (for gold and the shares), the Trust’s operations, the Sponsors’ plans and references to the Trust’s future success and other similar matters are forward-looking statements. Words such as “could,” “would,” “may,” “expect,” “anticipate,” “intend,” “seek,” “estimate,” “predict,” and variations on such words, and similar expressions that reflect our current views with respect to future events and Trust performance, are intended to identify such forward-looking statements. These forward-looking statements are only predictions, subject to risks and uncertainties that are difficult to predict and many of which are outside of our control, and actual results could differ materially from those discussed. Forward-looking statements involve risks and uncertainties which could cause actual results or outcomes to differ materially from those expressed therein. We express our estimates, expectations, beliefs, and projections in good faith and believe them to have a reasonable basis. However, we make no assurances that management’s estimates, expectations, beliefs, or projections will be achieved or accomplished. We have identified the following important factors that could cause actual results to differ materially from those discussed in our forward-looking statements. These may be in addition to other factors and matters discussed in: Part I, Item 1A. Risk Factors of the Trust’s 2018 Form 10-K; Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations of this Form 10-Q; and other parts of this Form 10-Q. Except as required by the federal securities laws, we do not intend to update any forward-looking statements even if new information becomes available or other events occur in the future.

Organization and Trust Overview

Perth Mint Physical Gold ETF (the “Trust”) was formed pursuant to the Depository Trust Agreement (the “Trust Agreement”) on July 26, 2018 under New York State law. The Trust issues Perth Mint Physical Gold ETF Shares (the “shares”), which represent units of fractional undivided beneficial interest in the Trust. The Trust’s primary objective is to provide investors with an opportunity to invest in gold through the shares, and have the gold securely stored by Gold Corporation (the “Custodial Sponsor”). An additional objective of the Trust is for the shares to reflect the performance of the price of gold less the expenses of the Trust’s operations. The Trust is not actively managed. The Custodial Sponsor and Exchange Traded Concepts, LLC (the “Administrative Sponsor” and, together with Custodial Sponsor, the “Sponsors”) are the Trust’s sponsors. Gold Corporation also serves as the custodian of the Trust’s gold bullion. References to the “Custodian” throughout this Form 10-Q refer to Gold Corporation in its capacity as Custodian of the Trust’s gold bullion instead of its capacity as Custodial Sponsor. The Bank of New York Mellon is the trustee of the Trust (the “Trustee”).

Gold Corporation, trading as the Perth Mint, is a Western Australian Government-owned statutory body corporate established under the Gold Corporation Act 1987 (Western Australia) (the “Gold Corporation Act”). Under section 22 of the Gold Corporation Act, the payment of the cash equivalent of gold due, payable and deliverable by the Custodial Sponsor under the Gold Corporation Act (including gold held by the Custodial Sponsor for the benefit of the Trust) is guaranteed by the Treasurer of Western Australia, in the name and on behalf of the Crown in right of the State of Western Australia (the “Government Guarantee”). The Government Guarantee is subject to the claims-paying ability of the Government of Western Australia.

Physical gold that the Trust holds includes London Bars (as defined in the Trust Agreement) and other gold products having a gold purity of at least 99.5% (including but not limited to coins, cast bars and minted bars). The Trust issues shares in blocks of 50,000 shares called “Baskets” in exchange for gold from certain registered broker-dealers or other securities market participants (the “Authorized Participants”), which is then allocated as physical gold and safely stored by the Custodian. The Trust issues and redeems Baskets on an ongoing basis at net asset value (“NAV”) to and from Authorized Participants who have entered into a contract with the Administrative Sponsor and the Trustee. Investors may request to take delivery of physical gold in exchange for their shares, at their option, by submitting their shares to the Custodial Sponsor in exchange for physical gold.

The Trust’s shares trade on the NYSE Arca Marketplace (the “NYSE Arca”) under the symbol “AAAU.” The market price of the shares may be different from the NAV per share.

Valuation of Gold and Computation of Net Asset Value

The Trustee determines the NAV of the Trust on each day that the NYSE Arca is open for regular trading, as promptly as practical after 4:00 p.m. New York time. The NAV of the Trust is the aggregate value of gold and other assets, if any, of the Trust (other than any amounts credited to the Trust’s reserve account, if any) and cash, if any, less liabilities of the Trust, which include estimated accrued but unpaid fees, expenses and other liabilities. In determining the Trust’s NAV, the Trustee values the gold held by the Trust based on the afternoon London gold price per troy ounce of gold for delivery in London through a member of the London Bullion Market Association (“LBMA”) authorized to effect such delivery, as calculated and administered by independent service provider(s) and published by the LBMA on its website or by its successor that publicly displays prices (the “LBMA PM Gold Price”), or, if such day’s afternoon price is not available, the morning LBMA Gold Price (the “LBMA AM Gold Price”). If no LBMA Gold Price is available for the day, the Trustee will value the Trust’s gold based on the most recently announced LBMA PM Gold Price or LBMA AM Gold Price. If the Custodial Sponsor determines that such price is inappropriate to use, it shall identify an alternate basis for evaluation to be employed by the Trustee. The Custodial Sponsor may instruct the Trustee to use a different publicly available price, which the Custodial Sponsor determines to fairly represent the commercial value of the Trust’s gold.

Results of Operations

Three Months Ended March 31, 2019

The Trust commenced operations on July 26, 2018, and from then to March 31, 2019, 8,300,000 shares (166 Baskets) were created in exchange for 81,971 ounces of gold, and 52.3 ounces of gold were sold to pay expenses. For the three months ended March 31, 2019, 1,350,000 shares (27 Baskets) were created in exchange for 13,488.5 ounces of gold, and 32.1 ounces of gold were sold to pay expenses. The Trust’s NAV per share ended the period at $12.94, due to an increase in the price of gold of 1.07% from $1,281.65 on December 31, 2018 to $1,295.40 on March 31, 2019.

At March 31, 2019, the Custodial Sponsor held 82,918.7 ounces of gold on behalf of the Trust in its vault, 99.35% of which is allocated gold in the form of London Good Delivery gold bars, including gold payable, if any, with a market value of $107,412,899 (cost: $101,457,674) based on the LBMA PM Gold Price on March 31, 2019. “Good Delivery” is a list of specifications a bar or ingot must meet to trade on the London gold markets, as set forth by the LBMA.

The change in net assets from operations for the three months ended March 31, 2019 was $986,366, which was due to (i) the Custodial Sponsor Fee (as defined below) of $(45,346) and (ii) a net realized and unrealized gain of $1,031,712 from operations, which in turn resulted from a net realized gain on gold transferred to pay expenses of $999 and a net change in unrealized appreciation/depreciation on investments in gold bullion of $1,030,713. Other than the Custodial Sponsor Fee, the Trust had no expenses during the three months ended March 31, 2019.

Liquidity and Capital Resources

The Trust is not aware of any trends, demands, commitments, events or uncertainties that are reasonably likely to result in material changes to its liquidity needs. The Trust’s only ordinary recurring fee is the fee paid to the Custodial Sponsor, which accrues daily at an annualized rate equal to 0.18% of the daily NAV of the Trust, payable in gold monthly in arrears (the “Custodial Sponsor Fee”). In exchange for the Custodial Sponsor Fee, the Custodial Sponsor has agreed to assume and be responsible for the payment of most of the expenses incurred by the Trust, up to a maximum amount equal to the greater of $500,000 per annum and the amount that is equal to 0.15% of the average total value of the gold held by the Trust, as determined by the Trustee on each business day, plus the value of all other assets of the Trust (other than any amount credited to the Trust’s reserve account), including cash, if any. As such, the only ordinary expense of the Trust during the period covered by this report was the Custodial Sponsor Fee.

The Trustee will, when directed by the Custodial Sponsor, and, in the absence of such direction may, in its discretion, sell gold in such quantity and at such times as may be necessary to permit payment in cash of the Trust’s extraordinary expenses not assumed by the Custodial Sponsor. At March 31, 2019, the Trust did not have any cash balances.

Off-Balance Sheet Arrangement

The Trust does not have any off-balance sheet arrangements.

Analysis of Movements in the Price of Gold

As movements in the price of gold are expected to directly affect the price of the Trust’s shares, it is important for investors to understand and follow movements in the price of gold. Past movements in the gold price are not indicators of future movements.

The following chart shows movements in the price of gold based on the LBMA PM Gold Price in U.S. dollars per ounce over the period from July 26, 2018 (the first date the Trust’s shares began trading on the NYSE Arca) to March 31, 2019.

Daily gold price – July 26, 2018 to March 31, 2019

LBMA PM Gold Price (in USD)

The average, high, low and end-of-period gold prices for the periods from July 26, 2018 through March 31, 2019, based on the LBMA PM Gold Price were:

Period	Average	High	Date	Low	Date	End of period	Last business day(1)
July 26, 2018 to September 30, 2018	$1,202.04	$1,228.75	July 26, 2018	$1,178.40	Aug. 17, 2018	$1,187.25	Sept. 28, 2018
October 1, 2018 to December 31, 2018	$1,227.74	$1,281.65	Dec. 31, 2018	$1,185.30	Oct. 1, 2018	$1,281.65	Dec. 31, 2018
January 1, 2019 to March 31, 2019	$1,303.78	$1,343.75	Feb 20, 2019	$1,279.55	Jan. 21, 2019	$1,295.40	Mar. 29, 2019

(1)	The end of period gold price is the LBMA PM Gold Price on the last business day of the period. This is in accordance with the Trust Agreement and the basis used for calculating the NAV of the Trust.

Item 3.	Quantitative and Qualitative Disclosures About Market Risk

The Trust is a passive investment vehicle. It is not actively managed. The Trust’s primary objective is to provide investors with an opportunity to invest in gold through the shares, and have the gold securely stored by the Custodial Sponsor. Accordingly, fluctuations in the price of gold will affect the value of the Trust’s shares.

Item 4.	Controls and Procedures

Disclosure Controls and Procedures

The duly authorized officers of the Administrative Sponsor, performing functions equivalent to those a principal executive officer and principal financial officer of the Trust would perform if the Trust had any officers, have evaluated the effectiveness of the Trust’s disclosure controls and procedures, and have concluded that the disclosure controls and procedures of the Trust were effective as of the end of the period covered by this report. Such disclosure controls and procedures are designed to provide reasonable assurance that information required to be disclosed in the reports that the Trust files or submits under the Securities Exchange Act of 1934, as amended, are recorded, processed, summarized and reported, within the time period specified in the applicable rules and forms, and that such information is accumulated and communicated to the duly authorized officers of the Administrative Sponsor performing functions equivalent to those a principal executive officer and principal financial officer of the Trust would perform if the Trust had any officers, and to Audit Committee of the Administrative Sponsor, as appropriate, to allow timely decisions regarding required disclosure.

Internal Control over Financial Reporting

There has been no change in the internal control over financial reporting that occurred during the fiscal period that has materially affected, or is reasonably likely to materially affect, the Trust’s internal control over financial reporting.

PART II—OTHER INFORMATION

Item 1.	Legal Proceedings

The Trust is not aware of any existing or pending legal proceedings against it, nor is it involved as a plaintiff in any proceeding or pending litigation.

Item 1A.	Risk Factors

You should carefully consider the factors discussed in Part I, Item 1A. in the Trust’s annual report on Form 10-K for the year ended December 31, 2018, which could materially affect the Trust’s business, financial condition and future results. There have been no material changes in the assessment of the Trust’s risk factors from those set forth in the Trust’s 2018 Form 10-K, except as noted below:

The Trust relies on the information and technology systems of the Trustee, the Custodian, and the Sponsors, which could be adversely affected by information systems interruptions, cybersecurity attacks or other disruptions, which could affect your personal information or result in a decline in the price of the shares.

The Custodian, the Trustee and the Sponsors depend upon information technology infrastructure, including network, hardware and software systems to conduct their business as it relates to the Trust. A cybersecurity incident, or a failure to protect their computer systems, networks and information against cybersecurity threats, could result in a loss of information and adversely affect their ability to conduct their business, including their business on behalf of the Trust. Despite implementation of network and other cybersecurity measures, their security measures may not be adequate to protect against all cybersecurity threats.

In September 2018, The Perth Mint, which is operated by the Custodian, was subject to a data breach of historical data held by a third party that contained personal details belonging to a limited number of customers in an unrelated part of The Perth Mint business. Customers’ investments remained safe and secure at all times and guaranteed by the Government of Western Australia. The breach was in an area of the business unrelated to The Perth Mint’s responsibilities as the Custodian of gold and did not affect any investors in the Trust. There is no evidence that The Perth Mint’s internal systems were compromised in any way, with the breach occurring on the system of a third-party technology provider.

Any breach of the Trust’s information technology infrastructure or the information technology infrastructure of the Custodian, the Trustee or either Sponsor could compromise customer personal information or result in the halting of Trust operations, the suspension of redemptions, a loss of Trust assets, or damage to the Trust’s reputation and reduce demand for the shares, all of which could result in a reduction in the price of the shares.

Item 2.	Unregistered Sales of Equity Securities and Use of Proceeds

a)	None.

b)	Not applicable.

c)	Not applicable.

Item 3.	Defaults Upon Senior Securities

None.

Item 4.	Mine Safety Disclosures

None.

Item 5.	Other Information

None.

Item 6.	Exhibits

See the Exhibit Index below, which is incorporated by reference herein.

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

1.1	Depository Trust Agreement among Gold Corporation, Exchange Traded Concepts, LLC, and the Bank of New York Mellon, dated as of July 26, 2018, incorporated by reference to Exhibit 4.1 to Registration Statement on Form S-1 (Amendment No. 3) filed on July 30, 2018 (file no. 333-224389)

10.1	Trust Allocated Metal Account Agreement between Gold Corporation and the Bank of New York Mellon, effective as of July 26, 2018, incorporated by reference to Exhibit 10.1 to Registration Statement on Form S-1 (Amendment No. 3) filed on July 30, 2018 (file no. 333-224389)

10.2	Trust Unallocated Metal Account Agreement between Gold Corporation and the Bank of New York Mellon, effective as of July 26, 2018, incorporated by reference to Exhibit 10.2 to Registration Statement on Form S-1 (Amendment No. 3) filed on July 30, 2018 (file no. 333-224389)

31.1	Certification of Principal Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

31.2	Certification of Principal Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

32.1	Certification of Principal Executive Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

32.2	Certification of Principal Financial Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

101.INS	XBRL Instance Document

101.SCH	XBRL Taxonomy Extension Schema Document

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document

101.LAB	XBRL Taxonomy Extension Label Linkbase Document

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned in the capacities* indicated thereunto duly authorized.

EXCHANGE TRADED CONCEPTS, LLC
Administrative Sponsor of Perth Mint Physical Gold ETF

By:	/s/ J. Garrett Stevens
J. Garrett Stevens
Chief Executive Officer
(Principal Executive Officer)

Date: May 13, 2019

*	The registrant is a trust and the persons are signing in their capacities as officers of Exchange Traded Concepts, LLC, the Administrative Sponsor of the Registrant.

Exhibit 31.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO RULE 13a-14(a) AND 15d-14(a)

UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

I, J. Garrett Stevens, certify that:

1.	I have reviewed this quarterly report on Form 10-Q of Perth Mint Physical Gold ETF (the “Trust” or “registrant”);

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	I am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a. Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b. Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c. Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d. Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	I have disclosed, based on my most recent evaluation of internal control over financial reporting, to the auditors of the registrant’s and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a. All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b. Any fraud, whether or not material, that involves persons who have a significant role in the registrant’s internal control over financial reporting.

Date: May 13, 2019

/s/ J. Garrett Stevens*
J. Garrett Stevens**
Principal Executive Officer

*	The originally executed copy of this Certification will be maintained at the Sponsor’s offices and will be made available for inspection upon request.
**	The registrant is a trust and Mr. Stevens is signing in his capacity as Principal Executive Officer of Exchange Traded Concepts, LLC, the Administrative Sponsor of the registrant.

Exhibit 31.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

PURSUANT TO RULE 13a-14(a) AND 15d-14(a)

UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

I, James J. Baker, certify that:

1.	I have reviewed this quarterly report on Form 10-Q of Perth Mint Physical Gold ETF (the “Trust” or “registrant”);

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	I am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a. Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b. Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c. Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d. Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	I have disclosed, based on my most recent evaluation of internal control over financial reporting, to the auditors of the registrant’s and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a. All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b. Any fraud, whether or not material, that involves persons who have a significant role in the registrant’s internal control over financial reporting.

Date: May 13, 2019

/s/ James J. Baker*
James J. Baker**
Chief Financial Officer
(Principal Financial Officer)

*	The originally executed copy of this Certification will be maintained at the Sponsor’s offices and will be made available for inspection upon request.
**	The registrant is a trust and Mr. Baker is signing in his capacity as Chief Financial Officer of Exchange Traded Concepts, LLC, the Administrative Sponsor of the registrant.

Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Perth Mint Physical Gold ETF (the “Trust” or “registrant”) on Form 10-Q for the period ended March 31, 2019 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, J. Garrett Stevens, principal executive officer of Exchange Traded Concepts, LLC, the Administrative Sponsor of the Trust, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

/s/ J. Garrett Stevens*
J. Garrett Stevens**
Principal Executive Officer
May 13, 2019

*	The originally executed copy of this Certification will be maintained at the Sponsor’s offices and will be made available for inspection upon request.
**	The registrant is a trust and Mr. Stevens is signing in his capacity as Principal Executive Officer of Exchange Traded Concepts, LLC, the Administrative Sponsor of the registrant.

Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Perth Mint Physical Gold ETF (the “Trust” or “registrant”) on Form 10-Q for the period ended March 31, 2019 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, James J. Baker, chief financial officer of Exchange Traded Concepts, LLC, the Administrative Sponsor of the Trust, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

/s/ James J. Baker*
James J. Baker**
Chief Financial Officer
(Principal Financial Officer)
May 13, 2019

*	The originally executed copy of this Certification will be maintained at the Sponsor’s offices and will be made available for inspection upon request.

**	The registrant is a trust and Mr. Baker is signing in his capacity as Chief Financial Officer of Exchange Traded Concepts, LLC, the Administrative Sponsor of the registrant.